UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2004

EARL SCHEIB, INC.
(Exact name of registrant as specified in its chapter)

Delaware	1-4822	95-1759002
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

15206 Ventura Boulevard Suite 200 Sherman Oaks, California		91403
(Address of principal executive offices)		(Zip Code)

(818) 981-9992

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On March 29, 2004, the Internal Revenue Service  (“IRS”) accepted the registrant’s amended Offer In Compromise dated December 1, 2003 (“Offer”).  As disclosed in the registrant’s filings with the Securities and Exchange Commission, the Offer was filed by the registrant with the IRS in response to the Notice of Disallowance from the IRS that disallowed a refund of $1,845,000 from a net operating loss carryback received by the registrant in the fiscal year ended April 30, 1997.  The registrant has accrued the amount of the disallowance, plus interest thereon, on its consolidated financial statements.  As of January 31, 2004 (the end of the registrant’s current third fiscal quarter), that amount totaled $2,806,000.   The amount of the accepted Offer is $1,550,000, which is due thirty days from the acceptance date, and the registrant will reverse the excess of the interest accrued over the Offer in its fiscal fourth quarter ending April 30,2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC.
(Registrant)

Date: March 29, 2004	By:	/s/ Christian K. Bement
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer